Exhibit 11 under Form N-1A
                                 Exhibit 23 under Item 601/Reg. S-K



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 27, 1995 on the statement of assets and liabilities in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A No.33-63757) and the related Prospectus of Marketvest Intermediate U.S. Government Bond Fund (a Portfolio of Marketvest Funds, Inc.).



By:ERNST & YOUNG
   Ernst & Young

Pittsburgh, Pennsylvania